                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 2, 2000


                                    CRAY INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



          WASHINGTON                        0-26820                   93-0962605
(STATE OR OTHER JURISDICTION        (COMMISSION FILE NUMBER)        (IRS EMPLOYER
       OF INCORPORATION)                                          IDENTIFICATION NO.)



                        411 FIRST AVENUE SOUTH, SUITE 600
                         SEATTLE, WASHINGTON 98104-2860
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (206) 701-2000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         This Amendment No. 1 to our Current Report on Form 8-K dated April 2, 2000 relates to our acquisition of the Cray Research business unit from Silicon Graphics, Inc. ("SGI") pursuant to an Asset Purchase Agreement dated March 1, 2000, as amended and closed on April 2, 2000. The purpose of this amendment is to provide the financial information required by Items 7(a) and 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon
Item 7(a)(4) of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial Statements of Business Acquired

             Audited Financial Statements

                  (i)      Report of Independent Auditors.

                  (ii) Statement of Assets Acquired and Liabilities Assumed as of March 31, 2000.

                  (iii) Statements of Revenue and Direct Operating Expenses for the years ended June 30, 1998 and 1999 and the nine months ended March 31, 2000.

                  (iv) Notes to Financial Statements for the years ended June 30, 1998 and 1999 and the nine months ended March 31, 2000.

         (b) Pro Forma Financial Information

             Pro Forma Financial Statements (unaudited).

                  (i) Pro Forma Statement of Operations for the year ended December 31, 1999.

                  (ii) Pro Forma Statement of Operations for the three month period ended March 31, 2000.

                  (iii)    Pro Forma Balance Sheet as of March 31, 2000.

                  (iv)     Notes to Pro Forma Financial Statements.


         (c) Exhibits.

                           2.1 Asset Purchase Agreement between the Company and SGI, dated as of March 1, 2000. (1)

                           2.2 Amendment No. 1 to the Asset Purchase Agreement between the Company and SGI, dated as of March 31, 2000. (1)

                           2.3 Technology Agreement between the Company and SGI, effective as of March 31, 2000. (2)

                           2.4 Services Contract Agreement between the Company and SGI, dated as of March 31, 2000.
                                    (2)

                           2.5 Transition Services Agreement between the Company and SGI, dated as of March 31, 2000.
                                    (2)

                           2.6 Registration Rights Agreement between the Company and SGI, dated as of March 31, 2000.
                                    (2)

                  (1) Incorporated by reference to the Company's report on Form 8-K, as filed with the Commission on April 17, 2000.

                  (2) Incorporated by reference to the Company's report on Form 10-Q, as filed with the Commission on May 15, 2000.

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Cray Inc.
Seattle, Washington

         We have audited the accompanying statement of assets acquired and liabilities assumed of the Cray Research business unit of Silicon Graphics Inc. (the "Company") as of March 31, 2000, and the related statements of revenues and direct operating expenses for the years ended June 30, 1998 and 1999 and for the nine month period ended March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets acquired and liabilities assumed of the Cray Research business unit by Cray Inc. pursuant to the purchase agreement, dated March 1, 2000, and the related revenue and direct operating expenses of the Cray Research business unit, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Cray Research business unit of Silicon Graphics Inc.

The accompanying financial statements have been prepared from the records maintained by Silicon Graphics, Inc. and may not necessarily be indicative of the conditions that would have existed or the results of operations if Cray Research Business Unit had been operated as an unaffiliated entity. Portions of certain expenses represent allocations made from and applicable to Silicon Graphics, Inc. as a whole.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Cray Research business unit of Silicon Graphics Inc. as of March 31, 2000, and the related statements of revenue and direct operating expenses for the years ended June 30, 1998 and 1999 and for the nine month period ended March 31, 2000, in conformity with accounting principles generally accepted in the United States of America.


/s/ DELOITTE & TOUCHE LLP
-------------------------

Seattle, Washington
June 15, 2000

                    Cray Research Business Unit of Silicon Graphics, Inc.

                    Statement of Assets Acquired and Liabilities Assumed

                                              March 31,
                                                2000
                                           --------------
                                           (in thousands)
Accounts receivable                           $ 3,906
Inventory, net                                 27,750
Prepaid expenses and other assets               1,737
Property and equipment, net                    10,773
Spares inventory, net                          28,816
Intangible assets, net                            845
                                              -------

               Assets acquired                $73,827
                                              =======

Warranty reserves                             $47,334
Accrued payroll and related expenses            4,550
                                              -------

               Liabilities assumed            $51,884
                                              =======

See accompanying notes to financial statements


                 Cray Research Business Unit of Silicon Graphics, Inc.

                  Statements of Revenue and Direct Operating Expenses
                         (in thousands)

                                                                                   Nine Months
                                                    Years Ended June 30,           Ended March
                                                  1998              1999            31, 2000
                                                --------          --------          --------
Revenue:
  Product revenue                               $420,459          $197,401          $104,162
  Service revenue                                                  131,045            77,420
                                                --------          --------          --------
                                                 420,459           328,446           181,582
                                                --------          --------          --------
Direct operating expenses:
  Cost of product revenue                        303,980           140,501            52,769
  Cost of service revenue                                           79,707            57,537
  Research and development                        57,136            19,776            20,099
  Marketing and sales                             16,910             7,434             6,319
  General and administrative                       9,713             3,879             5,350
                                                --------          --------          --------
Total direct operating expenses                  387,739           251,297           142,074
                                                --------          --------          --------
Revenue less direct operating expenses          $ 32,720          $ 77,149          $ 39,508
                                                ========          ========          ========

See accompanying notes to financial statements

              Cray Research Business Unit of Silicon Graphics Inc.

                          Notes to Financial Statements

  Years Ended June 30, 1998 and 1999 and the Nine Months Ended March 31, 2000
                                 (in thousands)


1.       BASIS OF PRESENTATION

The Cray Research business unit ("the Cray Business") has operated as a product line business unit within Silicon Graphics Inc. ("SGI"). The Cray Business designs, develops, manufactures, markets, and services general purpose supercomputers for computing scientific simulations through the use of processors. The Cray Business' customers include automotive and aerospace companies, weather forecasting centers, major academic research centers, and a host of government agencies in the U.S. and abroad. The accompanying financial statements were prepared to present the assets acquired and liabilities assumed of the Cray Business, which was sold to Cray Inc. (formerly Tera Computer Company), pursuant to a purchase agreement dated March 1, 2000, and the related revenue and direct operating expenses of the Cray Business and are not intended to be a complete presentation of the financial position and results of operations of the Cray Business. The related revenue and direct operating expenses include product and service revenue, cost of product and service revenue, and indentified operating expenses for the Cray Business.

The Cray Business had no separate legal status as it was an integral part of SGI's overall operations. As a result, separate financial statements have not been maintained for the operations sold to Cray Inc. The accompanying financial statements have been prepared from the historical accounting records of SGI and do not purport to reflect the assets, liabilities, revenue, and direct operating expenses that would have resulted if the Cray Business had operated as an unaffiliated independent company. Since only certain assets are being sold and only certain liabilities are being assumed, statements of cash flows are not applicable.

Prior to July 1, 1998, SGI did not maintain separate financial records for service revenues to distinguish between Cray Business products and other SGI products. Also, the cost of service revenue was in one cost pool and was not allocated to specific product lines. Therefore, service revenue and cost of service revenue for fiscal 1998 have been omitted from the statement for direct revenue and direct expense


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVENTORY

Inventory is stated at the lower of cost or market on a first-in, first-out basis. Inventory obsolescence reserves are recorded based on estimated usage versus current inventory levels. The components of inventory at March 31, 2000 are:

Raw materials            $ 44,239
Work-in-process             1,770
Finished goods              1,818
Reserves                  (20,077)
                         --------

Total                    $ 27,750
                         ========


PROPERTY AND EQUIPMENT

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Useful lives of two to five years are used for computer software, data processing equipment, and furniture, fixtures and other; leasehold improvements are depreciated over the shorter of their useful lives or the term of the lease. Buildings are depreciated over twenty-five to forty years and improvements over eight to fifteen years. Direct operating expenses include depreciation expense related to the Cray business of $661, $649 and $1,962 for the years ended June 30, 1998 and 1999, and for the nine months ended March 31, 2000, respectively. Major classes of property and equipment at March 31, 2000 is summarized as follows:


Land                                   $    195
Buildings                                10,513
Computer software                         2,145
Data processing equipment                16,302
Furniture, fixtures and other             8,451
Leasehold improvements                       95
Construction in progress                    608
                                       --------

                                         38,309
Accumulated depreciation                (27,536)
                                       --------
                                       $ 10,773
                                       ========


LONG-LIVED ASSETS

As circumstances dictate, management periodically evaluates intangible and other long-lived assets, consisting primarily of property and equipment, to determine whether there has been any impairment of the assets and the appropriateness of their remaining useful lives. Management assesses the recoverability by comparing the projected undiscounted net cash flows associated with such assets against their respective carrying values. Impairment, if any, is based on the excess of the carrying value over the fair value.

In the year ended June 30, 1998, SGI implemented a restructuring program, which resulted in the downsizing of the vector supercomputer business and an evaluation of the ongoing value of the associated plant and equipment and intangible assets. Based on this evaluation, an impairment loss of approximately $47,000 was recorded for the associated assets (principally a specific-use manufacturing facility; supercomputers used in product design, support and manufacturing and other machinery and equipment). Fair value was principally based on estimated exchange and resale value.

SPARES INVENTORY

Spares inventory stated at cost, net of accumulated depreciation. Depreciation is taken against spares inventory for technological obsolesence and is computed using the straight-line method over the estimated useful lives of the assets of three or four years.


INTANGIBLE ASSETS

Intangible assets consists of purchased technologies, the trade name, customer list and the workforce related to the acquisition of Cray Research by SGI in 1996 which are amortized on a straight-line basis over its estimated life. Amortization expense was $11,580, $3,610 and $2,765 for the years ended June 30, 1998 and 1999, and for the nine months ended March 31, 2000, respectively, and is included in direct operating expenses.


WARRANTY RESERVES

Included in warranty reserves is Cray's estimate of an accrual of $46.3 million for estimated losses on service contracts covering the Cray Business' T90 product line. The reserve is calculated as the excess of estimated service costs over estimated service revenues for the term of the related contracts. Estimated service costs include cost of repair parts, direct costs of service, indirect labor, and overhead allocations based on management estimates of time dedicated to service T-90 contracts. Stated contract terms are adjusted for management estimates of when T-90 products will be replaced before the expiration of the service contract term.


REVENUE RECOGNITION

Product revenue is generally recognized upon acceptance by the customer and when SGI has no additional significant performance obligations. Revenue related to future commitments under service contracts is deferred and recognized ratably over the related contract term.


DIRECT OPERATING EXPENSES

The caption "Direct Operating Expenses" on the accompanying financial statements represents that portion of the total direct expenses of SGI incurred by the Cray Business. SGI maintains separate accounts to capture product revenue, service revenue, cost of product revenue and direct operating expenses.

Cost of product revenue includes direct manufacturing costs, and the Cray Business allocation of various manufacturing overhead costs. SGI did not maintain records by cost center for the Cray Business for the cost of service revenue. Those costs have been allocated based on the percentage of the Cray Business service revenue to total SGI service revenue. These costs of product and service revenue are not necessarily indicative of the costs that would have been incurred by an independent third-party purchaser. These direct expenses are not necessarily indicative of the expenses that would have been incurred had the Cray Business operated as a stand-alone business.

Operating expenses include research and development, sales and service, marketing, and administrative expenses directly attributable to the Cray Business. Operating expenses do not include corporate services, information services, advertising, other selling, and general and administrative services incurred at the corporate level and allocated to SGI's various business units. Additionally, there is no allocation of interest income, interest expense, or income taxes.


2.       COMMITMENTS

The Cray Business has an outstanding purchase commitment with a vendor of $8,575 to purchase certain processors used in the manufacturing of its T3E product from June 2000 through December 2001. T3E product purchase commitments with other vendors amounted to approximately $5,063 through purchase orders dated in the first quarter of 2000 with delivery dates throughout the year 2000.

In addition to the T3E purchase commitments, the Cray Business has ongoing purchase commitments for assemblies on order for which a third party has committed to produce. These commitments as of March 31, 2000 were approximately $3,215.


3.       SALE TO CRAY INC.

On March 31, 2000, the assets and liabilities reflected in the accompanying Statement of Assets Acquired and Liabilities Assumed were acquired by Cray Inc. Cray Inc. paid to SGI cash of $15 million, transferred one million shares of unregistered common stock valued at approximately $6.7 million, and issued a short-term non-interest bearing promissory note in the amount of $36.3 million. SGI and Cray Inc. have agreed upon a balance of $39.5 million for the T90 product reserve for the purpose of determining the purchase price.

Beginning April 1, 2000, SGI and Cray Inc. will work together in accordance with a Transition Services Agreement to ensure a smooth transition of the operations to Cray Inc. SGI will provide certain accounting services, logistics fulfillment, and other operational and support activities until such time as Cray Inc. takes over these activities, expected to be no later than September 30, 2000.

In addition, pursuant to a Services Contract Agreement, SGI will contract with Cray Inc. to provide the services under the existing service contracts pertaining to the Cray product line sold to Cray Inc., generally until such contracts expire or are renewed. This arrangement is expected to continue through March 31, 2001.


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         On March 31, 2000, Cray Inc. ("Cray Inc." or the "Company") completed its acquisition of the Cray Research business unit ("the Cray Business") from Silicon Graphics Inc. ("SGI") pursuant to an Asset Purchase Agreement dated March 1, 2000. Under the terms of the agreement, the Company paid to SGI $15 million in cash, issued one million shares of common stock valued at approximately $6.7 million and issued a short-term non-interest bearing promissory note in the amount of $36.3 million. SGI and Cray Inc. have agreed upon a balance of $39.5 million for the T90 product reserve for the purpose of determining the purchase price.

         The following unaudited pro forma financial statements of Cray Inc. present the unaudited pro forma combined statements of operations for the twelve months ended December 31, 1999, the three months ended March 31, 2000, and the unaudited pro forma combined balance sheet at March 31, 2000, as if the acquisition of the Cray Business from SGI had occurred January 1, 1999.

         The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X based upon available information and certain assumptions considered reasonable under the circumstances. The Cray Business was not a subsidiary or a reportable segment of SGI. SGI maintains separate accounts to capture product revenue, service revenue, cost of product revenue and operating expenses. These direct expenses include research and development, marketing and sales and general and administrative expenses directly attributable to the Cray Business, which have been included in operating expenses. SGI did not maintain separate accounts to capture corporate services, information services, advertising, other selling, and general and administrative services incurred at the corporate level and allocated to SGI's various business units. Additionally, there is no allocation of interest income, interest expense, or income taxes. Cost of revenues includes direct manufacturing costs, and the Cray Business allocation of various manufacturing overhead costs.

         These costs are forward-looking and are not necessarily indicative of the costs that would have been incurred if Cray Inc. had operated the business for the periods presented. The expenses charged to the Cray Business by SGI are not necessarily indicative of the expenses that would have been incurred had the Cray Business operated as a stand-alone business.

         The unaudited pro forma financial statements presented herein do not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods indicated or to project the Company's financial position or results of operations for any future date or period.

         The Cray Business Statement of Revenue and Direct Operating Expenses included in the accompanying pro forma statement of operations were derived from unaudited quarterly financial data.

         The unaudited pro forma financial statements should be read in conjunction with the audited financial statements of Cray Inc. and the notes thereto and management's discussion and analysis thereof, included in the Company's annual and quarterly reports and the Cray Business financial statements included herein.

                                    Cray Inc.
                   Unaudited Pro Forma Statement of Operations
                  For the Twelve Months Ended December 31, 1999
                                 (in thousands)


                                                          Cray Business
                                            Cray Inc.      Statement of
                                          Statement of   Revenue and Direct     Pro Forma         Pro
                                           Operations   Operating Expenses     Adjustments       Forma
                                          ------------  -------------------    -----------     ---------
Revenue:
     Product revenue                        $   1,991       $ 167,062                $         $ 169,053
     Service revenue                              123         116,383                            116,506
                                            ---------       ---------          ---------       ---------

                                                2,114         283,445                            285,559
                                            ---------       ---------          ---------       ---------

Operating expenses:
     Cost of product revenue                    1,779         108,019(2)             162         109,960
     Cost of service revenue                       92          72,654                             72,746
     Manufacturing costs and
        inventory adjustments                   6,978                                              6,978
     Inventory obsolescence charge              6,589                                              6,589
     Research and development                  15,216          20,767(2)           1,404          37,387
     Marketing and sales                        2,517           7,288(2)             589          10,394
     General and administrative                 3,091           3,925(2)             996           8,012
     Amortization of intangible assets                               (1)           5,830           5,830
                                            ---------       ---------          ---------       ---------


Total operating expenses                       36,262         212,653              8,891         257,896

Income (loss) from operations                 (34,148)         70,792             (8,891)         27,663

Other expense                                    (384)               (3)          (5,523)         (5,907)
                                            ---------       ---------          ---------       ---------

Net income (loss)                           $ (34,532)      $  70,792          $ (14,504)      $  21,756
                                            =========       =========          =========       =========

See accompanying notes to unaudited pro forma statement of operations

                                    Cray Inc.
                   Unaudited Pro Forma Statement of Operations
                    For the Three Months Ended March 31, 2000
                                 (in thousands)


                                                          Cray Business
                                            Cray Inc.     Statement of
                                          Statement of  Revenue and Direct   Pro Forma        Pro
                                           Operations   Operating Expenses  Adjustments      Forma
                                          ------------  ------------------  -----------     ---------
Revenue:
     Product revenue                        $              $ 40,948          $              $ 40,948
     Service revenue                              43         24,776                           24,819
                                            --------       --------          --------       --------

                                                  43         65,724                           65,767
                                            --------       --------          --------       --------

Operating expenses:
     Cost of product revenue                                 16,264(2)             40         16,304
     Cost of service revenue                      26         11,156                           11,182
     Manufacturing costs and
        inventory adjustments                  2,003                                           2,003
     Research and development                  4,483          6,458(2)            352         11,293
     Marketing and sales                         768          2,260(2)            147          3,175
     General and administrative                1,101            992(2)            249          2,342
     Amortization of intangible assets                             (1)          1,457          1,457
                                            --------       --------          --------       --------

Total operating expenses                       8,381         37,130             2,245         47,756

Income (loss) from operations                 (8,338)        28,594            (2,245)        18,011

Other income/(expense)                           332               (3)         (1,381)        (1,049)
                                            --------       --------          --------       --------

Net income (loss)                           $ (8,006)      $ 28,594          $ (3,626)      $ 16,962
                                            ========       ========          ========       ========

See accompanying notes to unaudited proforma statement of operations

                                    Cray Inc.
                        Unaudited Pro Forma Balance Sheet
                                 March 31, 2000
                                 (in thousands)


                                                              Cray Business
                                                             Assets Acquired
                                                             and Liabilities     Pro Forma           Pro
                                               Cray Inc.         Assumed        Adjustments         Forma
                                              -----------    ---------------    -----------      -----------
Cash and equivalents                          $    30,188      $          (1)   $   (10,000)     $    20,188
Restricted cash                                     1,042                                              1,042
Accounts receivable                                   313            3,906                             4,219
Related party receivable                              346                                                346
Inventory, net                                      4,483           27,750                            32,233
Deposit to SGI                                      5,000                 (1)        (5,000)               -
Advances to suppliers                                 197                                                197
Prepaid expenses and other assets                     860            1,737                             2,597
                                              -----------      -----------      -----------      -----------

        Total current assets                       42,429           33,393          (15,000)          60,822

Property and equipment, net                         7,158           10,773(2)         7,628           25,559
Spares inventory, net                                               28,816                            28,816
Intangible assets, net                                                 845(3)        29,152           29,997
Lease deposits                                        499                                                499
Patents                                               260                                                260
                                              -----------      -----------      -----------      -----------
        Total assets                          $    50,346      $    73,827      $    21,780      $   145,953
                                              ===========      ===========      ===========      ===========

Accounts payable                                    5,210                                              5,210
Accrued payroll and related expenses                1,831            4,550                             6,381
Accrued interest                                       20                                                 20
Deferred revenue                                       25                                                 25
Current portion - warranty reserves                                 10,375                            10,375
Contract adjustment reserve                           200                                                200
Current portion - leases                              561                                                561
Current portion - notes                               296                 (1)        37,023           37,319
                                              -----------      -----------      -----------      -----------

        Total current liabilities                   8,143           14,925           37,023           60,091

Warranty reserves                                                   36,959                            36,959
Capital lease obligations                             333                                                333
Notes payable                                         496                                                496
Convertible notes payable                             458                                                458
Common stock                                      146,057                 (1)         6,700          152,757
Accumulated deficit                              (105,141)                                          (105,141)
Excess of assets acquired                                                                                  -
  over liabilities assumed                                          21,943(1)       (21,943)               -
                                              -----------      -----------      -----------      -----------

Total stockholders' equity                         40,916           21,943          (15,243)          47,616
                                              -----------      -----------      -----------      -----------

Total liabilities and
  stockholders' equity                        $    50,346      $    73,827      $    21,780      $   145,953
                                              ===========      ===========      ===========      ===========


See accompanying notes to unaudited proforma balance sheet

                          NOTES TO UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1999 AND
                        THREE MONTHS ENDED MARCH 31, 2000

         (1) Represents the amortization of goodwill and other acquired intangibles from the Cray Business acquisition using a five year life.

         (2) Represents the additional expenses the Company estimates would have been incurred had it operated the Cray Business since January 1, 1999. Expenses include additional personnel, professional services, and capital expenditures.

                  These costs are forward-looking and are not necessarily indicative of the costs that would have been incurred if Cray Inc. had operated the business for the periods presented. The expenses charged to the Cray Business by SGI are not necessarily indicative of the expenses that would have been incurred had the Cray Business operated as a stand-alone business.

         (3) Represents interest expense at 12% on estimated capital expenditures of $9 million and imputed interest at 12% related to the $36.3 million nine-month promissory note.



                          NOTES TO UNAUDITED PRO FORMA
                                  BALANCE SHEET
                              AS OF MARCH 31, 2000

         (1) The pro forma adjustment represents the purchase price paid for the Cray Business. The Company paid $58.0 million for the Cray Business, including cash payments of $15.0 million at closing, one million shares of the Company's common stock valued at $6.7 million and the issuance of a short-term promissory note in the amount of $36.3 million.

         (2) Represents the recording of the Company's preliminary estimates of the tangible assets acquired at fair value.

         (3)      Represents the recording of goodwill.


                      SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           CRAY INC.

                           By: /s/ KENNETH W. JOHNSON
                              -------------------------
                              Kenneth W. Johnson
                              Chief Financial Officer

Dated:  June 15, 2000


      EXHIBIT LIST
  2.1      Asset Purchase Agreement between the Company and SGI, dated as of March 1,
           2000. (1)

  2.2      Amendment No. 1 to the Asset Purchase Agreement between the Company and SGI, dated as of March 31, 2000. (1)

  2.3      Technology Agreement between the Company and SGI, effective as of March
           31, 2000. (2)

  2.4      Services Contract Agreement between the Company and SGI, dated as of March
           31, 2000. (2)

  2.5 Transition Services Agreement between the Company and SGI, dated as of March 31, 2000. (2)

  2.6 Registration Rights Agreement between the Company and SGI, dated as of March 31, 2000. (2)


         (1) Incorporated by reference to the Company's report on Form 8-K, as filed with the Commission on April 17, 2000.

         (2) Incorporated by reference to the Company's report on Form 10-Q, as filed with the Commission on May 15, 2000.